SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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[  ] Preliminary Information Statement        [  ] Confidential, for Use of the
                                              Commission only (as permitted
                                              by Rule 14c-5(d)(2)

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                         Raven Moon International, Inc.
                         ------------------------------
                  (Name of Registrant as Specified in Charter)

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                         RAVEN MOON INTERNATIONAL, INC.
                      120 INTERNATIONAL PARKWAY, SUITE 220
                             HEATHROW, FLORIDA 32746

                              INFORMATION STATEMENT

     This Information Statement is furnished by Raven Moon International, Inc. ("Raven Moon" or the "Company") pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended, as a result of action taken by holders of a majority of the outstanding shares of the Company to elect Directors pursuant to a meeting of the shareholders held on May 26, 2000. The approximate date on which this Information Statement is first being mailed to shareholders is September 7, 2000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                              ELECTION OF DIRECTORS

     The three (3) persons named below were elected as Directors and will have terms expiring at the 2001 meeting of shareholders and until their successors are elected and qualified. Under the Florida Business Corporation Act, Directors are elected by a majority of the votes of the shares entitled to vote on the election of Directors. Shareholders owning in excess of 57% of the outstanding shares of the Company (the "Majority Shareholders") voted their shares for the individuals listed below. All such individuals indicated that they are willing and able to serve as Directors. Two of the persons elected as Directors also serve as the Company's officers and the Company has no executive officers other than the individuals named as such below. Set forth below are the names and certain information regarding the individuals elected as directors of the Company.

   NAME OF DIRECTOR          AGE      POSITIONS HELD         LENGTH OF SERVICE
   ----------------          ---      --------------         -----------------

Joey DiFrancesco              57      President and a            10 months
                                      Director

Bernadette DiFrancesco        56      Vice   President,
                                      Secretary and a            10 months
                                      Director

Stephen Chrystie              64      Director                   10 months


     The Directors of the Company are elected annually by the Shareholders for a term of one year, or until their successors are elected and qualified. The Officers are appointed by the Board of Directors at the annual meeting of Directors except for J. DiFrancesco and B. DiFrancesco who are key to the success of this entertainment company. They have a seven-year employment contract.

Background of Directors and Executive Officers

Joey DiFrancesco - President and Director. Mr. DiFrancesco is an Emmy Award Winning Television Producer and has served as a Director and the President of the Company since November 1999. Mr. DiFrancesco has been a producer and

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director of children's television programs for more than 20 years. Prior to that, he was a producer and writer in the music publishing and record production business in New York City with Laurie Records, RCA, Columbia/Sony and MCA. Mr. DiFrancesco has been an independent producer in the fields of television, audio and video programming for more than the past twenty years.

Bernadette DiFrancesco - Vice President and Director. Mrs. DiFrancesco is an Emmy Award Winning Television Producer and has served as Vice President and a Director of the Company since November of 1999. Mrs. DiFrancesco has been an independent producer with her husband, Joey DiFrancesco for more than 20 years during which time she and Mr. DiFrancesco have produced television programs, developed the "Praise-R-Cise" the Christian Alternative to Aerobic Dancing, and produced 26 half hour episodes of "Curly's Kids" with former Harlem Globetrotter star Curly Neil, among other ventures. She has been actively involved in the development of all of the company's present intellectual properties.

Stephen Chrystie - Director. Mr. Chrystie has served as a Director of the Company since November 1999. Mr. Chrystie has been a practicing attorney in the state of California since 1963, where he specialized in banking, bankruptcy, commercial and entertainment law. Mr. Chrystie retired from the practice of law in 1998, and now serves as the Director of a non-profit corporation with offices in Los Angeles, California.

Meetings and Committees of the Board

     The Board of Directors met three times during the 1999 fiscal year. The Board of Directors currently has no committees and none are anticipated at this time.

Compensation of Directors

     As compensation for their services, the Company has issued to each Director a warrant to purchase up to 250,000 shares of the Company's Common Stock at an exercise price equal to 70% [as amended on June 9, 2000] of the average initial five day closing trading prices of the Company's Common Stock immediately after the Common Stock begins active trading on the electronic bulletin board maintained by NASD. Directors are not otherwise compensated for their services as such. The Company also issued 2,668 shares of the Company's Common Stock to Mr. Chrystie as compensation for his legal services in 1998 and 50,000 shares as compensation for his services as a Director. The Company also reimburses each Director for actual expenses incurred by them in attending meetings of the Board of Directors.

Executive Compensation

     The Board of Directors establishes the compensation of executive officers. In establishing compensation, precise formulas, targets or goals are not utilized and no specific weights are assigned to any relevant factors. Relevant factors include the need to be competitive in the market for executive talent, the need to recognize individual performance in the specific area of responsibility, changes in duties and responsibilities, and overall corporate performance.

     Commencing November 15, 1999 and continuing through November 15, 2000, Joey DiFrancesco will receive as compensation for his services as President the sum of Two Hundred Fifty-Nine Thousand Two Hundred Dollars ($259,200.00) plus medical and life insurance, travel and entertainment reimbursements, a lease vehicle and reimbursements of all expenses incurred in the performance of his

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duties as Chief Executive Officer for the corporation. Commencing November 15,
1999 and continuing through November 15, 2000, Bernadette DiFrancesco will receive as compensation for her services as Vice President the sum of Eighty-Six Thousand Four Hundred Dollars ($86,400.00). None of such compensation has been paid to either Mr. or Mrs. DiFrancesco as of the date of this Information Statement.
NOTE: UNTIL BOARD APPROVAL, NO ACCRUED SALARIES HAVE BEEN OR WILL BE PAID.

        COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Raven Moon's Directors and officers, and persons who own more than ten percent of the Company's Common Stock, are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Raven Moon. Officers, Directors and greater than ten-percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1999, Directors, Officers and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Richard L. Brown and Company P.A. to serve as Raven Moon's public accountants for the current year ending December 31, 2000. Such selection is not required to be presented for approval or ratification by shareholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information, as of June 30, 2000, with respect to the Common Stock owned by each Director, each Officer of the Company identified above, all executive officers and Directors as a group, and by each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to Raven Moon to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. The percentages are based on 6,754,293 shares of Common Stock issued and outstanding as of June 30, 2000.

Name and Address of Beneficial Owner      Number of Shares    Percent of Class
------------------------------------      ----------------    ----------------

J&B DiFrancesco, Inc.
2221 Springs Landing Blvd.
Longwood, FL 32779                            1,387,229             20.538%

Joseph & Bernadette DiFrancesco (1)(2)
2221 Springs Landing Blvd.
Longwood, FL 32779                            3,811,724             56.434%

Raven Moon, Inc.
2221 Springs Landing Blvd.
Longwood, FL 32779                            2,099,443             31.083%

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Stephen Chrystie (2)
270 N. Cannon Drive                             52, 668              .780%
Beverly Hills, CA 90210

International Investment and Banking, Inc.
2101 West S.R. 434, Suite 221
Longwood, FL 32779                              550,000              8.143%

All  executive  officers and  directors as
a group (3 persons)(1)(2)                     3,864,392             57.213%


     (1) Includes 1,387,229 shares issued to J & B DiFrancesco, Inc., an affiliated entity controlled by Mr. and Mrs. DiFrancesco, 2,099,443 shares issued to Raven Moon, Inc., an affiliated entity controlled by Mr. and Mrs. DiFrancesco, and 325,052 shares owned by Mr. and Mrs. DiFrancesco as joint tenants. The number of shares excludes shares issuable upon conversion of a convertible debenture in the amount of $2,500,000 and 2,500,000 warrants issued to Mr. and Mrs. DiFrancesco for the Rights to the "Gina D's Kids Club" program. The debenture is convertible and the warrants can be exercised into Common Stock of the Company at any time during the five year period commencing April 1, 2000 at a conversion rate equal to 70% of the average of the initial five days trading prices of the Company's Common Stock when active trading begins in the 2000 calendar year. The debenture is due 5 years from the date of issue. The precise number of shares issuable upon conversion is not capable of calculation at this time, and therefore is not included in the table.

     (2) The numbers set forth above do not include warrants to purchase up to 250,000 shares of the Company's Common Stock issued to Mr. DiFrancesco, warrants to purchase up to 250,000 shares of the Company's Common Stock issued to Mrs. DiFrancesco, or warrants to purchase up to 250,000 shares of the Company's Common Stock issued to Mr. Chrystie. The warrants have a term of ten years, and are exercisable at any time prior to expiration at an exercise price equal to 70% of the average of the initial five days average prices of the Company's Common Stock after active trading begins in the year 2000. The precise number of shares issuable upon exercise of these warrants is not capable of calculation at this time, and therefore, the warrants are not reflected in the totals set forth above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The merger of Ybor City Shuttle Service, Inc., Raven Moon Entertainment and International Resorts and Entertainment Group, Inc. on December 31, 1998, resulted in Joey DiFrancesco and Bernadette DiFrancesco becoming shareholders in the Company, both individually and as owners of corporate entities they control, and both are now Officers and Directors of the company.

     On June 24, 1999 the Company issued 15,000 shares of Common Stock to John
G. Pierce in lieu of compensation due to him for legal services rendered to the Company.

     On February 19, 1998 the Company issued 2,668 shares of the Common Stock to Stephen Chrystie in consideration for legal services in 1998 and 50,000 shares of common stock for his services as a Director.

     The Company has issued to Joey DiFrancesco and Bernadette DiFrancesco a 15% convertible debenture as amended on June 9, 2000 in the amount of $2,500,000, convertible to Common Stock of the Company at 70% of the average of the initial five days closing trading prices of common stock when active trading begins in the year 2000. The debenture is convertible at any time during the five year period beginning April 2000 along with 2,500,000 warrants that can be exercised any time within ten years at 70% of the average of the initial five days closing trading prices of common stock when active trading begins in the year 2000. The debenture and warrants were issued April 5, 2000 along with a non-refundable interest advance payment of $100,000 due and payable on or before July 1, 2000 as payment for all right, title, and ownership of "Gina D's Kids Club,"

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television program, cartoon characters "TV Ted," "Baby & Transistor Sisters,"
and the music publishing rights to any songs or music used in the production of these programs. The debenture is secured by the acquired intellectual properties.

     The Company issued to each Director warrants to purchase up to 250,000 shares of the Company's Common Stock as amended on June 9, 2000, at an offering price equal to 70% of the average of the initial five days closing trading prices of the Company's Common Stock when active trading begins in the year 2000. The warrants have a term of ten (10) years and are exercisable at the election of the holder thereof at any time during such period.


The Company is obligated to pay J&B DiFrancesco, Inc. (formerly St. Anthony Entertainment, Inc.) and North American Resorts, Inc. a 5% gross revenue royalty each from revenues received from the following projects: "Chief Rainbird and Friends", "Highway Angel", "The Last Feather", "The Village of Many Tribes Project", "The Terry Jones Story", "Praise-R-Cise", "The Jokes On You" and "Team Amazon". These royalties are being paid for marketing services rendered in 1998. Any royalties due to North American Resorts, Inc. will be used to reduce a receivable of $1,000,000 owed by them to the Company. In addition, the Company is obligated to Joey and Bernadette DiFrancesco, Chief Executive Officer and Vice-president respectively , a 10% gross revenue royalty from revenues received from any and all entertainment projects as defined in the 1998 and 1999 10K reports. The Company had an agreement to pay up to 20% of gross profits, if any to persons or corporations that assisted in the development of intellectual properties through St. Anthony Entertainment, Inc. now known as (J&B DiFrancesco, Inc.) an affiliated company controlled by Joey and Bernadette DiFrancesco. This agreement has been terminated. In addition, a Fifty Percent (50%) Licensing Agreement between J&B DiFrancesco, Inc. and the Company for worldwide licensing revenues from `GINA D'S KIDS CLUB" show and the cartoon characters "TV TED" and "Baby & The Transistor Sisters" and the Music Publishing Rights to the songs and music used in these television program has been canceled in lieu of the issuance of debenture and warrants in the amount of $2,500,000 and 2,500,000 respectively given to J&B DiFrancesco for 100% of all worldwide licensing rights and ownership. The Company is also obligated to pay Raven Moon, Inc. a company controlled by Joey and Bernadette DiFrancesco, a gross revenue royalty of One Percent (1%), John G. Pierce a gross revenue royalty of One-Half Percent (.05%), and a group of current stockholders a combined gross revenue royalty of One Percent (1%), from any and all gross revenues received by the Company for a period of ten (10) years, beginning in the year 1999 for loans made to the Company. In 1999 and 2000, the Company issued stock in lieu of cash for loans and services rendered by Joey and Bernadette DiFrancesco, J&B DiFrancesco, Inc., Raven Moon, Inc. and other current stockholders including John G. Pierce, and International Investment Banking, Inc.

     The Company is obligated to pay from a planned registered public offering the following Long Term Notes:
$20,000 to Richard L. Brown and Company, CPA, $40,000 to John G. Pierce, $15,000 to Ronald D. Hayes, $22,500 to Gina Mouery, $186,193 to Beyond The KIingdom LP, $49,750 to Raven Moon, Inc., $120,064 to Joseph and Bernadette DiFrancesco and $37,410 to J&B DiFrancesco, Inc.

In addition $163,264 is owed to Joey and Bernadette DiFrancesco in deferred salaries and $87,000 is owed to other current stockholders for cash loans made to the Company between November 15, 1999 and July 15, 2000. In addition because of the merger that took place on December 31, 1998 with International Resorts and Entertainment Group, Inc., the Company inherited an obligation to pay $67,000 to their former landlord.

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                       MATERIAL INCORPORATED BY REFERENCE

     The following documents are incorporated herein by reference: The Company's annual report on Form 10-K for the fiscal year ended December 31, 1999; and the Company's quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2000, and June 30, 2000, respectively.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement shall be deemed to be incorporated by reference into this Information Statement and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS INFORMATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF COMPANY DOCUMENTS, TO JOEY DIFRANCESCO, CHAIRMAN OF THE BOARD, RAVAN MOON INTERNATIONAL, INC., 120 INTERNATIONAL PARKWAY, SUITE 220, HEATHROW, FLORIDA 32746, TELEPHONE: (407) 304-4764.

                                         By order of the Board of Directors

September 7, 2000                        By:  /s/  Joey DiFrancesco
                                            -------------------------------
                                                   Joey DiFrancesco, President

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